Form 4 Joint Filer Information

EGI-FUND (05-07) INVESTORS, L.L.C.

EQUITY GROUP INVESTMENTS, L.L.C.
CHAI TRUST COMPANY, LLC

Address for each:

Two North Riverside Plaza, Suite 600

Chicago, Illinois 60606

Designated Filer:

SZ INVESTMENTS, L.L.C.

Issuer and Ticker Symbol:

Covanta Holding Corporation (CVA)

Date of Event Requiring Statement:

July 30, 2008

Signatures:

EGI-FUND (05-07) INVESTORS, L.L.C.

EQUITY GROUP INVESTMENTS, L.L.C.

Each by: /s/ Philip G. Tinkler, Vice President

CHAI TRUST COMPANY, LLC

By: /s/ James G. Bunegar, Vice President